Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-63100, 33-63120, 333-72814, and 333-102047 on Form S-3 and Nos. 333-63142 and 333-72194 on Form S-8 of Rockwell Collins, Inc. and subsidiaries (the “Company”) of our reports dated November 2, 2004, appearing in and incorporated by reference in this Annual Report on Form 10-K of the Company for the year ended September 30, 2004.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 6, 2004